Ref. GLUSMAN/ZORAN2/5/8/96
[TRANSLATED FROM THE HEBREW]


                                                                23rd April 1996


               SUMMARY OF DISCUSSION BETWEEN ZORAN AND MATAM OF 23/4/96
               --------------------------------------------------------


Participated: Zoran - Meir Tzadik, Ami Kraft, Raab Hamutel
              Matam - Zvika Ligati, Oded Biran


Matam and Zoran agreed that Zoran shall move from the premises in building 8/1 within the context of the existing tenancy agreement between them dated 1st October 1992 (hereinafter referred to as "the existing agreement") to exchanged premises in building no. 30 (hereinafter referred to as "the exchanged premises"), and it was also agreed that Zoran shall rent an area in a new building which Matam shall construct (hereinafter referred to as "the premises in the new building"), and all pursuant to the principles set forth below:


1. The exchanged premises are of an area of 1,646 square metres comprised of 1,342 square metres on the 5th floor and 304 square metres on the ground floor. The exchanged premises on the 5th floor shall be delivered to Zoran in accordance with the finishing plan agreed upon with IBM and PST which is in the course of execution. Changes to the plan shall be effected with Zoran's funding.


2. The tenancy term in building 30 shall commence on the date of actual delivery of the exchanged premises on the 5th floor and the premises on the ground floor and shall end on 15th May 1999 or on the actual delivery date of the premises in the new building - whichever is the later.

    The planned delivery dates of the premises: on the 5th floor - 31st May 1996; on the ground floor - within three months of the date on which Matam receives interior finishing plans signed by Zoran and approved by PST.

    Matam shall enable Zoran to effect agreed changes in the finishing plan (two laboratories) on the 5th floor as from 15th May 1996.

3. Zoran undertakes to appear on the delivery date to accept the 5th floor, which constitutes part of the exchanged premises, within seven days of Matam's notice thereof.

    Zoran undertakes to vacate the premises in building 8/1 and to return possession of this area to Matam within 14 days of the delivery of the 5th floor in building 30 as aforesaid. This vacation day, according to Zoran's notice, has been agreed with IBM.


4. It has been agreed between IBM and Zoran, with Matam's consent, that the payment of the rent from May 1996 and thereafter shall be as detailed below:

    (a) IBM shall pay the rent of the exchanged premises until 30th June 1996 and shall pay for the upper floor in building 8/1 from 1st July 1996.

    (b) Zoran shall pay rent for the upper floor in building 8/1 until 30th June 1996 and for the exchanged premises commencing on 1st July 1996.


5. In the tenancy term from June to December 1996, Matam shall give Zoran a monthly reduction of $ 7,500 in the rent that shall be due from it and a further discount of $ 1.41 per square metre per month in building 30, which shall be deducted from the rent as particularised in clause 8 [sic].


6. Further to the matters agreed upon between IBM, Zoran and Matam - Zoran shall, in respect of its part of executing finishing works in the area of the exchanged premises, bear an amount of $ 30,000 against the submission of an invoice which shall be charged and paid at the following stages:

    (a)  US$ 15,000 within 30 days of the signing of this document;

    (b)  US$ 15,000 within 30 days of delivery of the premises.


7. PST's expenses in respect of the architect's services, that were provided for the puropses of planning the area of the premises in an amount of up to $ 31,666, shall be paid by Zoran to Matam within 30 days of the signing of this summary.

    The demand shall be supported by receipts and/or invoices attesting to the said expenses.


8. Matam intends constructing a new building of an area of approx. 5,000 square metres. The size of the area shall be determined by Matam having regard to Zoran's requirements.

    The building shall be constructed in accordance with the technical specification that shall be agreed upon between the parties, but not less than the specification of buildings 23 and 30 which Matam has constructed.

    The location of the new building shall be determined by Matam within the Matam Park, including West Matam, with Zoran's consent - and Zoran shall not object to the location on unreasonable grounds.

    The planned delivery date of the premises to Zoran in the new building is:
    15th May 1999.

9. Zoran shall rent an area of approx. 2,500 square metres in the new building for a tenancy term of seven years. Zoran shall have the right to give notice by 15th May 1997 of a reduction or increase in the area of the premises in the new building by 500 square metres. In such a case, Matam shall have the right to change the area of the new building in accordance with its discretion.

    Matam shall, if necessary, permit Zoran to rent out part of the area which it shall rent in the new building to a sub-tenant, provided that such a sub-tenancy is approved by Matam.

    It shall be agreed in consultation with the parties by 15th May 1998 which additional areas in the building, apart from the area which Zoran shall rent as aforesaid in this clause, shall be rented to other tenants for a term of up to three years to enable Zoran to expand in the future.


10. The monthly rent per square metre in the exchanged premises and in the new building shall be $ 12.74 plus VAT and linked to the base index of February 1996 as follows:

    (a) The rent for 1,330 square metres shall be linked to the dollar together with the CPI index until 15th May 2003.

    (b) All the area of the premises in excess of 1,330 square metres shall be linked to the Israeli consumer price index with the base exchange rate being NIS 3.11 to the US dollar.

    (c) The rent for the 1,330 square metres mentioned in clause (a) above from 16th May 2003 shall be identical to the average of the rent for the area of the premises in excess of 1,330 square metres, pursuant to the matters set forth in clause (b) above, and the rent in NIS in the month of May 2003 calculated pursuant to clause 10(a).

    (d) On 1st April 1997, Zoran shall pay a lump sum supplementary rent of US$ 19,000.

    (e) For the tenancy term from 1st January 1997 to 15th May 1999, Zoran shall pay a monthly supplementary rent supplement in the sum of 63.95 cents per metre of premises.


11. The management and maintenance of the common areas in building 30 (including the dining room on the ground floor in building 30) shall be regulated in accordance with "appendix "I" - addendum to tenancy agreements in building 30" annexed hereto.


12. The parties shall use their best endeavours, within 60 days of the signing of this discussion summary, to sign a new agreement based on this discussion summary and the existing agreement and the parties' understandings with regard to matters that are not dealt with within the context of this summary.

    With regard to 1,330 square metres until 15th 2003, the new agreement shall only be based on the existing agreement and this discussion summary.

    For the avoidance of doubt, if for any reason whatsoever the new building will not be constructed, Zoran shall rent an area of 1,330 square metres until 15th May 2003 at Matam, the premises wherein shall be with a specification of the standard of building 30.

    Zoran shall increase its collateral and shall, on the date of the signing of this document, pay Matam a deposit of US$ 49,000.

    Zoran can use the monies of this deposit as follows:

    (a) On 1st April 1997 - against the payment of rent as provided in clause 9(d).

    (b) The balance of the deposit - against the payment of rent on 1st April 1998 and thereafter.



13. The renting of the replacement area in building 30 is subject to PST and IBM signing discussion summaries on this subject that have been sent to them.

    The construction and renting of the areas in the new building are subject to the approval of the board of directors of Matam and [..... sic].


Recorder: Oded Biran



We confirm our consent to the discussion summary.

(Signed and Stamped)

- ------------------------------
Zoran Ltd


We confirm our consent to the discussion summary.

(Signed)

- ------------------------------
Matam